Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Separation Agreement and Release of All Claims (“Agreement”) is made and entered into by and between Mauro Franic (hereinafter referred to as “Executive”) and AGS, LLC (hereinafter referred to as “the Company”) (collectively referred to as “the Parties”), with reference to the following:

WHEREAS, pursuant to the Employment Agreement between Executive and the Company entered into between the parties on July 1, 2015, Executive has been employed as the Chief Operating Officer (“COO”) of the Company;

WHEREAS, in keeping with his status as an “at-will” employee, the Parties agree that Executive is resigning his employment as COO; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the Parties as follows:

1	Agreement by Executive. In exchange for the consideration provided herein, the adequacy of which is hereby acknowledged, Executive and the Company agree as follows:

(a)
Executive agrees that his resignation of employment as COO of the Company will become effective January 22, 2016, thus immediately terminating his right to receive further compensation and benefits pursuant to the Employment Agreement entered into between the parties on July 1, 2015.

(b)
Executive also agrees and acknowledges that in light of his resignation, effective January 22, 2016, any and all options to purchase 75,000 shares of Common Stock pursuant to the Non-Qualified Stock Option Agreement, entered into between the Parties dated July 17, 2015, and any and all options to purchase 20,000 shares of Common Stock pursuant to the Non-Qualified Stock Option Agreement entered into between the Parties, also dated July 17, 2015, are hereby and herewith forfeited;

(c)
Except as specifically set forth in this Agreement, the termination of Executive’s employment as COO with the Company by way of his resignation does not affect, nullify or otherwise supersede obligations set forth in other written agreements he has entered into with the Company, to the extent such agreements have provisions and terms that are intended to and which do survive the termination of such agreements, including without limitation, the following:

Employment Agreement, dated July 1, 2015;
The parties agree that, among the provisions intended to survive the termination of the July 1, 2015 Employment Agreement are the Restrictive Covenants set forth in Paragraphs 5(a)-5(d) of that Agreement, as well as the Remedies set forth in Paragraph 5(f) pertaining to any violation of Paragraphs 5(a)-5(d);

(d)
So long as he signs this Agreement and does not revoke such agreement pursuant to the terms set forth at Paragraph 3(b)(iii), Executive acknowledges and agrees that he will be offered work by the Company as an independent contractor consultant for a maximum period of eighteen (18) months. While the terms of the written independent contractor consultant agreement will control, Executive agrees in general that in his capacity as a consultant he will provide assistance to the Company regarding general inquiries into the business, PCI and Mexico customers and assistance with other required business activities as requested by the CEO of the Company.

2
Agreement by the Company. In consideration for Executive signing this Agreement, and providing he does not revoke this Agreement pursuant to the terms set forth at Paragraph 3(b)(iii), and so long as he fulfills all the obligations set forth herein, the Company and Executive agree as follows:

(a)	Executive will be offered a written independent contractor consultant agreement for a maximum period of eighteen (18) months.

(b)
The Company agrees that consultant fee will be Twenty-five Thousand Dollars ($25,000.00) per month from the date of execution of the independent contractor agreement through June 30, 2016. Commencing July 1, 2016, the consultant fee will be Twelve Thousand Five Hundred Dollars ($12,500.00) per month.

(c)
Provided Executive timely elects under COBRA to continue the group health and/or dental insurance coverage he participated in as of his resignation date, the Company agrees to reimburse Executive for the cost of his COBRA premiums for a period of five (5) months (through the end of June 2016). Thereafter, Executive will bear the full cost of any continued COBRA coverage.

(d)	The Company agrees to pay Executive a 2015 bonus for the second half of fiscal year 2015 in the amount of Eighty Thousand Dollars ($80,000), less necessary and appropriate withholdings.

(e)
The Parties agree that the Company, upon notification and request by Executive, may agree to waive the continuing non-competition and/or non-solicitation obligations set forth in Paragraphs 5(b) and 5(c) of the July 1, 2015 Employment Agreement. In the event that such a request is granted, the Parties agree that payments under the consulting agreement will immediately terminate upon the grant of such waiver.

(f)
Executive agrees that notwithstanding the provisions set forth above in Paragraph 2(e), payments under the consulting agreement will also immediately terminate in the event he obtains employment with or begins providing services to a third-party entity in excess of twenty (20) hours per week.

3	General Release and Waiver of All Claims by Executive.

(a)
In consideration of the benefits provided to Executive described in this Agreement, Executive, for himself, his spouse, and his successors and assigns (“Releasors”), does hereby waive, release, acquit and forever discharge the Company, and the Company’s parents, subsidiaries, affiliates, and related entities or companies, and all past and present officers, directors, shareholders, employees, agents, partners, attorneys, heirs, successors, and assigns, (hereinafter “Released Parties”) from any and all claims, actions, charges, complaints and causes of action (hereinafter collectively referred to as “claims”), of whatever nature, whether known or unknown, which exist or may exist on Releasors’ behalf against Released Parties as of the date of this Agreement, including but not limited to any and all tort claims, contract claims, wage claims, commission claims, bonus claims, overtime claims, wrongful termination claims, public policy claims, retaliation claims, statutory claims, personal injury claims, emotional distress claims, privacy claims, defamation claims, fraud claims, and any and all claims arising under any federal, state or other governmental statute, law, regulation or ordinance relating to employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any federal, state or local laws covering discrimination in employment, including race, color, religious creed, national origin, ancestry, physical or mental disability, medical condition, marital status, military status, family care leave, sex, sexual orientation, age, and harassment or retaliation. This Release excludes any claims which cannot legally be released by private agreement. Executive understands that nothing in this Agreement shall preclude Executive from filing an administrative action with the U.S. Equal Employment Opportunity Commission or equivalent state agency.

(b)
Release of Age Discrimination Claims. In accordance with the Older Workers Benefit Protection Act of 1990, Executive acknowledges that he agrees to the release of all known and unknown claims as of the date of this Agreement, including expressly the waiver of any rights or claims arising out of the Age Discrimination in Employment Act (“ADEA”) 29 U.S.C. § 621, et seq., and in connection with such waiver:

(i)	Executive is hereby advised to consult with an attorney prior to signing this Agreement.

(ii)
Executive shall have a period of twenty-one (21) days from the date of receipt of this Agreement, not counting the date on which he receives it, in which to consider the terms of the Agreement. Executive further acknowledges that if he signs this Agreement before the end of the twenty-one (21) day period, it will be his personal, voluntary decision to do so and that he has not been pressured to make a decision sooner. By signing on any date prior to the expiration of the twenty-one (21) day period, Executive voluntarily elects to forego waiting the full twenty-one (21) days to sign the Agreement. Executive understands and agrees that any changes made following his original receipt of this Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period.

(iii)
Executive may revoke this Separation Agreement at any time during the first seven (7) days following the execution of this Separation Agreement, and this Agreement shall not be effective or enforceable until the seven-day period has expired. Executive may revoke this Separation Agreement by notifying in writing Bruce C. Young, Littler Mendelson, 3960 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169, fax # 702.862.8811, prior to the expiration of the 7-day period.

(iv)
Executive acknowledges and agrees that the consideration provided in this Agreement is in addition to anything of value that Executive would otherwise be entitled to receive from the Company and constitutes valid consideration in exchange for the releases set forth in this Agreement.

(v)	Executive understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.) that may arise after the date of this Agreement is executed are not waived.

4
Non-Admission of Liability. Executive acknowledges that Executive and the Company each deny any wrongdoing whatsoever in connection with their dealings with each other and that this Agreement shall not be construed as an admission of wrongdoing or liability by either party.

5
Confidentiality of Agreement. Executive agrees to maintain the terms of this Agreement as confidential and neither Executive, nor any person or entity acting on his behalf shall disclose (except to his legal, business and financial advisors, but only to the extent such disclosure is necessary for such persons to render professional services in connection therewith), any such terms of this Agreement to any third party, without the written consent of the Company, unless and only to the extent that such disclosure is required by law.

6
Non-Disparagement. Executive and the Company agree that neither will at any time defame, disparage or impugn the reputation of the other party (including any employees of the Company) in any future communications with any third-party or entity. “Disparage,” as used in this Agreement, means to make any statement, written or oral, that casts the other party in a negative light of any kind, or implies or attributes any negative quality to another party.

7
Return of Company Property. As a condition of receiving the consideration provided by this Agreement, Executive agrees to return to the Company all company property in Executive’s possession, custody or control, including, but not limited to, all equipment (including electronic equipment such as hard drives), files, documents and data of any kind, whether stored in paper, disk, tape, or any other electronic form containing any information of the Company, all keys, cards, badges or other access devices, and any other property of the Company.

8
Confidentiality of Company Information. Executive acknowledges that during the course of his employment with Company, Executive had access to confidential information and trade secrets proprietary to the Company, which may have included, without limitation, information relating to the Company’s products, projects, programs, promotions, marketing, business plans or practices, business operations, employees, research and development, intellectual property, customer/client information, matters subject to litigation, and technology or financial information of the Company, its employees and related entities (the “Confidential Information”). Executive further acknowledges that the Confidential Information is proprietary to the Company and has substantial value to the Company by reason of being confidential, that the Company has taken reasonable actions to preserve the confidentiality of the Confidential Information, that the unauthorized disclosure of any of the Confidential Information to any person or entity outside of the Company will result in immediate and irreparable competitive injury to the Company, and that such injury cannot adequately be remedied by an award of monetary damages. Executive agrees that he was obligated during employment with the Company not to disclose at any time any Confidential Information to any person or entity without prior written permission from the President of the Company and understands that he will continue to be so obligated. In the event of a breach or threatened breach of this Section 8, the Company shall have the right to seek in a court of competent jurisdiction, and to receive from such court, immediate injunctive relief without the posting of any bond or other security. Nothing contained herein shall be construed as limiting or prohibiting the Company from pursuing any other remedies available to it in law or equity for any such breach or threatened breach of this Section.

9
Ownership of Claims. Executive represents and warrants that Executive is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands as herein contained and that there has been no assignment or other transfer of any interest of any claim or demand which Executive may have against the Company.

10
Successors and Assigns. It is further expressly understood and agreed by Executive that this Agreement and all of its terms shall be binding upon each party’s respective representatives, heirs, executors, administrators, successors and assigns.

11
Attorneys’ Fees and Costs. In the event any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover all of such party’s reasonable attorney’s fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

12
Integration. This Agreement constitutes a single, integrated, written contract expressing the entire agreement between the Parties as to the terms addressed herein. In this regard, each party represents and warrants to the other party that such party is not relying on any promises or representations that do not appear written herein. Each party further agrees that this Agreement can be amended or modified only by a written agreement, signed by all Parties.

13	Choice of Law. This Agreement is made pursuant to and shall be governed, construed, enforced, and interpreted in all respects and for all purposes by and under the laws of the State of Nevada.

14
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be in an original, but all of which shall constitute one and the same instrument, and facsimile pages containing the Parties’ signatures shall have the same effect as the originals.

15
Captions and Interpretations. Section and paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof. No provision of this Agreement is be interpreted for or against either party because that party or his/her/its legal representative drafted such provision.

16
Voluntary Agreement. Executive represents and agrees that Executive has had a reasonable period of time in which to consider the terms of this Agreement, has had an opportunity to consult with an attorney if Executive so chooses, and has entered into this Agreement knowingly and voluntarily, with a full understanding of and in agreement with all of its terms.

17
No Pending Actions. Executive represents that he has not filed any complaints, claims, or actions against the Company, its officers, agents, directors, supervisors, employees, or representatives with any state, federal, or local agency or court as of the date of execution of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Separation Agreement and Release of All Claims on the dates indicated below.

Dated:	1/22/2016		/s/ Mauro Franic
Mauro Franic

AGS, LLC

Dated:	1/22/2016	By:	/s/ David Lopez
David Lopez, CEO